SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, DC  20549

                               FORM 8-K

                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) - September 6, 1994

      THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
        (Exact name of registrant as specified in its charter)

          Connecticut             0-13300            06-0384680
(State or other jurisdiction    (Commission         (IRS Employer
      of incorporation)         File Number)     Identification No.)

      One State Street, Hartford, Connecticut        06102
     (Address of principal executive offices)       (Zip Code)

 Registrant's telephone number, including area code - (203-722-1866)

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Item 5.  Other Events

     On September 6, 1994, the Registrant announced plans to purchase from General Reinsurance Corporation its 50 percent interest in Engineering Insurance Group (EIG), a joint partnership of the Registrant and General Reinsurance Corporation formed in 1988. The Registrant will issue convertible preferred stock to General Reinsurance with a value of $20 million and expects to sign the purchase agreement in late September. After the purchase, Engineering Insurance Company Limited (EICL), the operating company of EIG licensed in the United Kingdom in 1990, will become a wholly-owned subsidiary of the Registrant. EICL will remain a United Kingdom insurance company with its own capitalization and reinsurance capacity. EICL's current annual gross written premiums are approximately $45 million.
































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Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              THE HARTFORD STEAM BOILER
                              INSPECTION AND INSURANCE COMPANY



Dated:  September 6, 1994     /s/ Robert C. Walker
                              Robert C. Walker
                              Senior Vice President





































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